UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 16, 2024
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on July 18, 2023, Kiora Pharmaceuticals, Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below $1.00 per share, which is the minimum closing price required to maintain continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”).

The Notice had no immediate effect on the listing of the Company’s common stock on Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had 180 calendar days, or until January 15, 2024, to regain compliance by maintaining a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days.

On January 16, 2024, Nasdaq notified the Company in writing (the “Extension Letter”) that while the Company had not regained compliance with the Bid Price Rule, it was eligible for an additional 180-day compliance period, or until July 15, 2024, to regain compliance with the Bid Price Rule. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Bid Price Rule, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If the Company does not regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel. The Company would remain listed on Nasdaq pending the hearings panel’s decision.

The Company intends to actively monitor the closing bid price of its common stock and is evaluating available options to regain compliance with the Minimum Bid Requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or that the Company will otherwise remain in compliance with the other listing standards for The Nasdaq Capital Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Melissa Tosca
Melissa Tosca
Executive Vice President of Finance
(Principal financial and accounting officer)

Date: January 16, 2024